UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2015

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)
Colorado
(State or other jurisdiction of incorporation)
000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders was held on September 15, 2015.  The stockholders: (1) elected all of the Company’s nominees as directors; (2) ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm; and (3) approved the non-binding, advisory resolution on executive compensation.

PROPOSALS:

Proposal 1:  Election of Directors

The following directors were elected to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:  John R. McKowen, John Stroh, II, Dennis Channer, Gregg Campbell, and Rockey Wells.

Voting results:

Name	FOR	WITHHELD
JOHN R. MCKOWEN	14,570,839	25,251
JOHN STROH II	14,572,765	23,325
DENNIS CHANNER	14,567,429	28,661
GREGG CAMPBELL	14,571,851	24,239
ROCKEY WELLS	14,569,315	26,775

Results: The Board slate that was recommended by the Company’s Nominating Committee is elected to serve until the next annual meeting.

Proposal 2:  To ratify appointment of auditors, Eide Bailly, LLP

Voting results:

FOR	AGAINST	ABSTAIN
19,380,591	285	15,735

Results:  Passed

Proposal 3:  Approval, on an advisory basis, the compensation of John McKowen and Wayne Harding, as disclosed pursuant to Item 402 of Regulation S-K and in the December 31, 2014 Form 10K under “Executive Compensation”.

Voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,248,021	73,278	13,173	4,800,521
6,261,618	-	-	-
14,509,639	73,278	13,173	4,800,521

Results:  Passed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company
(Registrant)

Date: September 16, 2015	By:	/s/ Wayne Harding
Wayne Harding Secretary, Chief Financial Officer